Exhibit 107.1

Calculation of Filing Fee Tables

FORM S-8

Registration Statement Under the Securities Act of 1933

(Form Type)

ENB Financial Corp

(Exact Name of Registrant as Specified in its Charter)

Table 1- Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.10 par value per share	457(c) and 457(h)	280,000	$20.25	$5,670,000	0.0000927	$526.00
Total Offering Amounts					$5,670,000		$526.00
Total Fee Offsets							--
Net Fee Due							$526.00

(1)	In addition to the number of shares of the common stock, par value $0.10 per share (the "Common Stock") of the Registrant stated above, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers any additional shares of Common Stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock.

(2)	Estimated solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(h) and 457(c) under the Securities Act, based on the average of the bid and asked prices as of May 16, 2022.